UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 17, 2007

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant toule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

      On October 17, 2007, Liquidity Services, Inc. (the “Company”), Surplus Acquisition Venture, LLC, a wholly-owned subsidiary of the Company (“Surplus”), and United Bank (the “Lender”) entered into a Fifth Modification of Loan Agreement (the “Modification”) that amended the loan agreement among them dated June 7, 2005, as amended (the “Base Loan Agreement”).

      The Base Loan Agreement as modified by the Modification (the “Loan Agreement”) establishes a credit facility that the Company may draw upon in an aggregate principal amount of up to $30,000,000, provided that the maximum amount available is determined quarterly and shall not exceed 1.5x the amount of the Company’s aggregate adjusted EBITDA for the previous four quarters. Borrowings under the Loan Agreement bear interest at LIBOR plus a spread of 1.5% and may be used to finance acquisitions and for working capital.

      The Company’s obligations under the Loan Agreement are secured by substantially all of the Company’s and Surplus’ assets pursuant to security agreements between each of the Company and Surplus and the Lender dated June 7, 2005 (the “Security Agreements”).

      The Loan Agreement contains customary representations and warranties, affirmative and negative covenants and events of default.  The Loan Agreement matures on March 31, 2008.  As of October 18, 2007, no amounts were outstanding under the Loan Agreement.

      The foregoing descriptions of the Loan Agreement and the Security Agreements do not purport to be complete and are qualified in their entirety by reference to the copies of the Loan Agreement and the Security Agreements, each of which will be filed as an exhibit to the Company’s next periodic report or registration statement filed with the Securities and Exchange Commission.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

	By:	/s/ James E. Williams
Date: October 23, 2007	Name:	James E. Williams
	Title:	Vice President, General Counsel and
Corporate Secretary